SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2003 (October 22, 2003)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

(314) 863-1100
(Registrant’s telephone number)

Item 5.	Other Events

On October 22, 2003, the Company announced that its Board of Directors, at a Special Meeting of the Board of Directors held on October 22, 2003, commenced a cash dividend program with an initial rate of $0.50 per common share on an annual basis. The Board of Directors declared the first quarterly dividend of $0.125 per common share, payable on November 28, 2003 to shareholders of record on November 3, 2003.

Item 9.	Regulation FD Disclosure

The following information is furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.”

On October 22, 2003, the Company issued the Press Release filed as Exhibit 99 to this Current Report on Form 8-K, which press release is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By: /s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:  October 28, 2003

EXHIBIT INDEX

99    Press Release, dated October 22, 2003